Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 of Poshmark, Inc. of our report dated March 30, 2022 relating to the financial statements, which appears in Poshmark, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

PricewaterhouseCoopers LLP

San Jose, California

March 30, 2022